                                                             Exhibit p(1)


(NEW YORK LIFE LOGO)

                               THE MAINSTAY FUNDS
                       ECLIPSE FUNDS INC. / ECLIPSE FUNDS
                          MAINSTAY VP SERIES FUND, INC.

                                 CODE OF ETHICS

                                TABLE OF CONTENTS

SECTION                                                                          PAGE
---------                                                                         ----
SECTION 1.  INTRODUCTION AND APPLICATION                                           1
SECTION 2.  DEFINITIONS                                                            5
SECTION 3.   PERSONAL INVESTING ACTIVITIES - RESTRICTIONS AND MONITORING
            PROCEDURES                                                             9
SECTION 4.  RECORDKEEPING AND REPORTING                                            14
SECTION 5.  ADMINISTRATION                                                         15

                 EXHIBITS

            ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS AND RELATED       EXHIBIT A
            POLICIES

            ANNUAL CERTIFICATION OF COMPLIANCE WITH THE                        EXHIBIT B
            NYLIM HOLDINGS LLC CODE OF ETHICS

            PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM              EXHIBIT C

            ACCESS PERSON INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND        EXHIBIT D
            CERTIFICATION

            QUARTERLY TRANSACTIONS REPORT                                      EXHIBIT E

            COMPLIANCE ADDRESSES FOR DUPLICATE CONFIRMATIONS                   EXHIBIT F

SECTION 1. INTRODUCTION AND APPLICATION

1.1 GENERAL STATEMENT

The Mainstay Funds, Eclipse Funds inc. / Eclipse Funds, and Mainstay VP Series Fund, Inc. (each a "Company") recognize the importance of high ethical standards in the conduct of their business and require that this code of ethics (the "Code" or the "NYLIM Fund Code") be observed by their respective Access Persons (defined below in Section 2), each Company's Board of Directors/Trustees ("Board"), including a majority of its independent directors/trustees (defined below in Section 2), has approved this Code as compliant with rule 17j-1 of the Investment Company Act of 1940, as amended ("Investment Company Act"), and has also approved the code of ethics of each investment adviser and subadviser to the respective Company and of the respective company's principal underwriter. Access persons of an entity whose code of ethics has been approved by the boards of directors/trustees and who are subject to that code may comply with that code instead of the Company's Code. This code applies to each company as a separate entity (referred to as "the Company").

Prior to any Investment Adviser or Subadviser (each, an "Adviser") or principal underwriter entering into an agreement to provide services to the Company, such Adviser or principal underwriter shall have adopted its own code of ethics that complies with Rule 17j-1, which code of ethics shall have been approved by the Board in accordance with Rule 17j-1.

Any material change to the Code or to the code of any Adviser or principal underwriter to the Company must be approved by the Board within six months of the adoption of such material change. Accordingly, an Adviser or principal underwriter must notify the Company Compliance Officer (as defined herein) as soon as is practicable following any such material change.

All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Compliance Officer.

Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Company and its shareholders, to place the interests of the shareholders first and to refrain from having outside interests that conflict with the interests of the Company and its shareholders. Each such person must avoid any circumstances that might adversely affect or appear to affect his or her duty of complete loyalty to the Company and its shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Access Person must abstain from participation (or any other involvement) in "insider trading" in contravention of any applicable law or regulation. The reputation of the Company and its affiliates for trustworthy financial services is a valuable asset that all Access Persons are expected to preserve and protect.

All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that personnel of the Company, its Advisers and principal underwriter should not take inappropriate advantage of their positions.

This Code has been adopted by the Board in accordance with Rule 17j-1. Rule 17j-1 (the "Rule") generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The Rule requires organizations subject to it to adopt a code of ethics designed to prevent Access Persons from engaging in fraud, and requires the organization to use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics. The Rule also requires each Access

Person to report personal securities transactions on at least a quarterly basis, and to report securities holdings upon becoming an Access Person, and annually thereafter. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1.

1.2 PRINCIPALS AND STANDARDS OF BUSINESS CONDUCT

The following general fiduciary standards and standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

      -     The interests of the Company must be placed first at all times;

      - All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

      - Access Persons should not take inappropriate advantage of their positions; and

      -     Access Persons must comply with applicable federal securities laws.

In accordance with Rule 17j-1(b), it shall be a violation of this Code for any affiliated person or principal underwriter for the Company, or any affiliated person of an Adviser to or the principal underwriter of the Company, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by the Company.

      -     to employ any device, scheme or artifice to defraud the Company ;

      - to make to the Company any untrue statement of a material fact necessary or to omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

      - to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Company; or

      -     to engage in any manipulative practice with respect to the Company.


This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to the Company.

1.3 CONFLICTS OF INTEREST

As part of this ongoing responsibility, each Access Person has the duty to disclose to the Company any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with the Company and that does business with the Company or that otherwise presents a possible conflict of interest as described herein. Disclosure should be timely so that Company or as applicable the Adviser may take action concerning any possible conflict, as it deems appropriate.

1.4 BOARD MEMBERSHIP

Access Persons may not serve as directors, officers, general partners, consultants, agents, representatives or employees of any other business, other than New York Life Insurance Company or an affiliated company, unless prior authorization is obtained from the Compliance Officer. Such authorization will be based on a determination that the business of such corporation does not conflict with the interests of the Company, and that such service would be consistent with the best interests of the Company and its shareholders, and that such service is not prohibited by law. If such service is authorized, procedures must be in place to isolate Access Persons serving as directors, officers, general partners, consultants, agents, representatives or employees of outside entities from Investment Personnel making investment decisions on behalf of the Company. In addition, if approval is given, the Compliance Officer shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

1.5 "OTHER" BUSINESS INTERESTS

Except as described in Section 1.6 herein, it is considered generally incompatible with the duties of an Access Person (other than an Independent Director) to act as an officer, general partner, consultant, agent, representative or employee of any other business, other than an Affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an Affiliate and the person must receive the approval of their supervisor. Any Employee who is Director or above must also receive the approval of the CCO prior to accepting any such position. In the event that approval is given, the CCO and the Employee's supervisor shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

1.6 PERMISSIBLE OUTSIDE ACTIVITIES

Access Persons who, in the regular course of their duties relating to the Company's private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of their department head after consultation with the CCO. Similar positions with public companies may interfere with the Company's advisory activities. Consequently, it is not expected that such positions will be assumed absent unusual circumstances that will benefit the Company. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company's clients.

1.7 INSIDER TRADING

Access Persons may not trade on inside information (i.e., material non-public information(1)) or communicate such information to others. An Access Person who believes that he or she is in possession of inside information should contact the CCO or LCO immediately. Please refer to the New York Life LLC Inside Information Policy and Procedures (the "NYLIM Inside Information Policies and Procedures") and the New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy") for specific guidelines governing inside information.

--------
(1) Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g. disclosure in the news media or company filings.

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1.10 PORTFOLIO HOLDINGS DISCLOSURE

It is NYLIM's policy to protect the confidentiality of Fund holdings and to prevent the selective disclosure of non-public information concerning the NYLIM Funds. All portfolio information regarding the Funds is subject to the NYLIM LLC Policy and Procedures Concerning Selective Disclosure of Mutual Fund Portfolio Holdings ("NYLIM LLC Selective Disclosure Policy"). Annually, all Employees must acknowledge that they have read this Policy and that they have not disclosed portfolio holdings in any manner prohibited by the Policy. Please refer to the Policy for specific guidelines governing portfolio holdings information. A violation of the Policy on selective disclosure is considered a violation of this Code.

1.11 EXCESSIVE TRADING

Employees are prohibited from short-term trading or excessive trading of mutual funds advised or subadvised by NYLIM ("NYLIM Funds"), other than those that permit such trading, and must comply with any trading restrictions established by the Company to prevent market timing of these funds. Please refer to Section 3 for specific guidelines governing NYLIM Funds.

SECTION 2 DEFINITIONS

"ACCESS PERSON" - shall have the same meaning as set forth in Rule 17j-1 under the Investment Company Act and as set forth in Rule 204A-1 of the Advisers Act and shall include:

      -     an officer or director of the Company or NYLIM;

      - any "Supervised Person" of NYLIM who has access to non-public information regarding any clients' purchase or sale of securities, or information regarding the portfolio holdings of any NYLIM Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

"AFFILIATE" - any person directly or indirectly controlling, controlled by or under common control with such other group.

"AUTOMATIC INVESTMENT PLAN" - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans ("DRIPs") and Employee Stock Purchase Plans ("ESPPs").

"BENEFICIAL OWNERSHIP" - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person's Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Trustee, has a Beneficial Interest or is the settlor with a power to revoke;
(ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

 "CASHLESS EXERCISE" - Transactions executed when exercising employee stock options. Essentially, the money is borrowed to exercise the option to purchase shares, the option is exercised and simultaneously the shares are sold to pay for the purchase, taxes, and broker commissions.

"CHIEF COMPLIANCE OFFICER" OR "CCO"  - the Company's Chief Compliance Officer.

"CLIENT" - any client of the Company, including a registered investment company (mutual fund) or other person or entity.

"CODE" - means this Code of Ethics.

"COVERED SECURITY" - any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

"DISCRETIONARY MANAGED ACCOUNT" - an account managed on a discretionary basis by a person other than such Employee over which an Employee certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein and documentation describing that relationship has been submitted to and approved by the CCO.

"DIVIDEND REINVESTMENT PLAN" - a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

 "EMPLOYEE" - any person employed by NYLIM or any person who for value received, provides services to or on behalf of the Company, including, but not limited to, consultants, and any person who is an Access Person of the Company as defined in herein.

"EMPLOYMENT DATE" - the date on which the Employee commenced working for the Company.

"EXCEPTED SECURITIES" - Securities not covered by this Code include the following:

      -     direct obligations of the U.S. Government;

      -     bankers' acceptances;

      -     bank certificates of deposit;

      -     commercial paper;

      - high quality short-term debt instruments, including repurchase agreements;

      - shares issued by open-end mutual funds not advised or subadvised by NYLIM; and

      -     interests in qualified state college tuition programs ("529 Plans").


"EMPLOYEE STOCK OPTION PLAN" - Contracts between a company and its employees that give employees the right to buy a specific number of the company's shares at a fixed price within a certain period of time.

"EMPLOYEE STOCK PURCHASE PLAN" - An organized plan for employees to buy shares of their company's stock.

"EXCHANGE TRADED FUND" - An exchange-traded fund, or ETF, represents shares of ownership in either fund, unit investment trust, or depository receipts that hold portfolios of common stocks that are included in a selected index, either broad market, sector or international. ETFs trade throughout the day on an exchange.

"FEDERAL SECURITIES LAWS" - the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

"FRONT RUNNING" - the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a client's transaction in the underlying security by or on behalf of the Client.

"INDEPENDENT DIRECTOR" - directors that would not be deemed interested persons, as defined in Section 2(a)(19)(B) of the Investment Company Act.

"IMMEDIATE FAMILY" - any of the following relatives: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships sharing the same household. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the employee, such as a "significant other."

"INITIAL PUBLIC OFFERING" - an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

"INSIDER TRADING" - the purchase or sale of securities of a public company while in possession of material, non-public information or communicating such information to others.

"INVESTMENT COMPANY ACT" - the Investment Company Act of 1940, as amended.

"INVESTMENT CLUB" - a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

"INVESTMENT PERSONNEL" - Employees who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for Client Accounts (i.e., analysts and portfolio managers).

"LOCAL COMPLIANCE OFFICER" OR "LCO" - the applicable designee of the Company's Chief Compliance Officer .

"NYLIM" - New York Life Investment Management Holdings LLC and its subsidiaries, excluding McKay Shields and McMorgan.

 "PENDING BUY OR SELL ORDER" - both an order placed with a broker to buy or sell a security or an internal decision by a Company Employee to buy or sell a security.

"PRIVATE PLACEMENT" - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

"RESTRICTED LIST" - a listing of securities maintained by the CCO or LCO in which trading by Access Persons is generally prohibited.

"REGISTERED REPRESENTATIVE" - an Employee who is registered as such with a member firm of the National Association of Securities Dealers Regulation, Inc.

"SCALPING" - buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client's trades.

SECTION 3. PERSONAL INVESTING ACTIVITIES - RESTRICTIONS AND MONITORING
PROCEDURES

3.1 PRECLEARANCE GENERALLY

Preclearance of personal securities transactions allows NYLIM to prevent certain trades that may conflict with client trading activities. To help prevent Front Running, Scalping, and other trading abuses and actual or potential conflicts of interest, no Employee of NYLIM (or account in which an Employee has any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of the CCO or LCO (except pursuant to the exceptions in Section 3.2 below). Accordingly, each Employee must submit their request to purchase or sell Covered Securities through the Employee Personal Securities Transaction Preclearance System (the "EPSTP System") via the NYLIM Intranet. Automated feedback will be provided to the Employee as to whether the request is approved or denied.

In the event that the EPSTP System is unavailable, Access Persons must file a request with the CCO or LCO (in writing, preferably via electronic mail), in substantially the form of Exhibit C ("Preclearance Form") before completing any transaction in Covered Securities. The final determination shall be noted by the CCO or LCO on the Request Form and dated and communicated to the Employee who submitted the request.

The authorization given through the EPSTP System or by the CCO or LCO is effective, unless revoked, only for the calendar day that the request was submitted and ultimately approved. If the transaction is not executed on that same day, a new request must be filed and another authorization must be obtained.

3.2 EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

3.2.1 Pre-clearance is not required with respect to any transaction:

      a.    in Discretionary Managed Accounts;

      b. by employees of the New York Life Insurance Company who are directors or officers of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities;

      c. that is non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), and sales pursuant to regulated tender offers; or

      d.    automatic purchases under DRIPs or ESPPs; or

      e. any transactions in Exchange Traded Funds ("ETFs") representing shares of a market index and which consists of a minimum of 30 securities; or

      f.    in securities that are Excepted Securities.

3.2.2 In addition, authorization given for initial and subsequent purchases or sales of DRIPS or ESPP will not be subject to the one day authorization provision since transactions in these programs usually take place on a periodic pre-determined basis.

3.2.3 An Independent Director/Trustee need only obtain prior approval from the CCO or LCO before directly or indirectly acquiring or disposing of beneficial ownership in a Covered Security if he or she knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee should have known, that during the 15-day period immediately before or after the Director/Trustee's transaction in that security, the Company, or any Fund thereof, purchased or sold that security on behalf of the Company, or any Fund thereof, or any Adviser considered purchasing or selling the security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

3.3 RESTRICTED LIST

No Access Person may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company's Restricted List. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO.

3.4 FRONT RUNNING AND SCALPING

Notwithstanding anything expressly stated in the Policy, no Covered Securities may be purchased or sold by any Access Person if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for the Company.

3.5 MAXIMUM TRADES AND TRADE REQUESTS PER QUARTER

While there is no maximum limitation on the number of trades that an Access Person may execute per quarter or trade requests that an Access Person may submit per quarter, the Code grants the CCO or LCO the power to impose such a limitation on any Access Person if it is believed to be in the best interest of the Company.

3.6 TRADING / BLACK-OUT PERIODS

3.6.1 No Access Person may acquire or dispose of beneficial ownership in Covered Securities (other than Excepted Securities) that NYLIM is purchasing or selling for the Company where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Company;

3.6.2 No Access Person may acquire or dispose of beneficial ownership in a Covered Security (other than an Excepted Security) on a day when there is a Pending Buy or Sell Order for the Company until such order is executed or withdrawn.

3.6.3 No Investment Personnel may acquire or dispose of beneficial ownership in a Covered Security (other than an Excepted Security) if any purchase or sale of such securities has been made for the Company in the prior seven calendar days or can reasonably be anticipated for the Company in the next seven calendar days.

3.7      EXCEPTIONS TO TRADING/BLACKOUT PERIODS

Exceptions may be granted to the black-out period set forth in paragraph 3.6.2
(ii) above in the event that the contemplated transaction involves (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) the smaller of 500 shares or less in the aggregate or less than .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or (iii) investment grade debt instruments of less than $100,000 par value.

3.8 USE OF BROKERAGE FOR PERSONAL OR FAMILY BENEFIT

No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through NYLIM's traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member's benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of NYLIM or any Employee's influence (implied or stated) with NYLIM.

3.9 INITIAL PUBLIC OFFERINGS

No Access Person may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the CCO.

3.10 PRIVATE PLACEMENTS

No Access Person may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO. (Note that pre-approval will generally not be granted if the Private Placement involves a private investment company (e.g., a "hedge fund") that invests in open-end investment companies other than money market funds or equivalents). All Access Persons who have obtained prior approval and made an investment in a Private Placement must disclose that investment if that Access Person plays a part in any subsequent consideration of an investment in the issuer on behalf of the Company. Under such circumstances, NYLIM's decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

3.11 OPTIONS

It shall be prohibited for an Investment Personnel to trade in options with respect to securities covered under this Code. Transactions in index options effected on a broad-based index are permitted.

3.12 SHORT-TERM TRADING/SIXTY DAY HOLDING PERIOD

No Access Person may profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within sixty calendar days. Violations will result in disgorgement of the profit to the Company or to a charity of the Company's choice. Exceptions may be made by the CCO or LCO to accommodate special circumstances.

Notwithstanding the above, an Access person who receives a grant of options through an Employee Stock Option, who chooses to exercise those options in a Cashless Exercise, will be allowed an exception from the sixty-day holding period, so long as such transactions are precleared as required under Section 3.1.

3.13 INVESTMENT CLUBS

Access Persons and members of their immediate family may not participate in Investment Clubs. In certain limited instances, exceptions may be granted on a case-by-case basis, e.g., where the person was a member of the Club prior to the adoption of this Policy or was a member of the Club for at least six months before his or her Employment Date. If an exception is granted, Access Persons or their immediate family members who are granted an exception must directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit F hereto. Investment Club transactions will be monitored by the CCO or LCO, and may be subject to the pre-clearance requirements of Section 3.1 above, if necessary to prevent abuses of the Code or this Policy.

3.14 OTHER EXCEPTIONS

The restrictions with respect to: Section 3.3 Restricted List, Sections 3.6 Trading/Black-out Periods, Section 3.12 Short-term trading, and Section 3.13. Investment Clubs do not apply to transactions:

      -     in Discretionary Managed Accounts;

      - by employees of the New York Life Insurance Company who are directors of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities.

      - non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro-rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), and sales pursuant to regulated tender offers; or

      -     DRIPs or ESPPs; or

      - any transactions in Exchange Traded Funds ("ETFs") representing shares of a broad based market index; or

      -     in securities that are Excepted Securities.

3.15 NYLIM FUND SHARES

The following provisions apply to all NYLIM Fund Shares held by an Employee, including, but not limited to, shares owned through a 401(K) plan or similar account, or through a variable insurance product.

No Employee shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same NYLIM Fund (of which such Employee has a beneficial ownership interest) within 60 days. The 60-day holding period is measured from the time of the most recent purchase of shares of the relevant NYLIM Fund by the Employee. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances by the CCO and in accordance with the Fund's Policy and Procedures to Detect and Prevent Market Timing. Violations will result in disgorgement of the profit to the relevant NYLIM Fund.

None of the above-specified restrictions on short-term trading in NYLIM Fund shares shall apply to the following transactions:

      - Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO or LCO;

      - Purchases or sales that are non-volitional on the part of the Employee;

      - Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs;

      - Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs; or

      - Purchases or sales with respect to NYLIM Fund Shares of a taxable or tax-exempt money market fund.

SECTION 4. RECORDKEEPING AND REPORTING REQUIREMENTS

4.1 PRIVACY STATEMENT

NYLIM recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Access Persons in maintaining their privacy regarding this information. NYLIM's Compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Access Persons under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the Securities and Exchange Commission and other regulators.

4.2 INITIAL HOLDINGS AND ACCOUNT REPORTS

Within 10 days of becoming an Access Person, a report in substantially the form of Exhibit D ("Employee Initial/Annual Securities Holdings Report and Certification"), disclosing every Covered Security in which that Access Person has a direct or indirect Beneficial Ownership interest. The holdings information must be current as of a date no more than 45 days. Access Persons must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Access Person has any Beneficial Ownership interest are held. Additionally, each new Access Person shall file a report in substantially the form of Exhibit A, ("Acknowledgement of Receipt of the Code of Ethics and Related Policies"), indicating that the Access Person has received, read, understood and will comply with the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM Holdings LLC Gift & Entertainment Policy and the NYLIM LLC Selective Disclosure Policy.

4.3 QUARTERLY REPORTING AND ACCOUNT REPORTS

Every Access Person shall file with the CCO or LCO a report within 30 calendar days following the end of each calendar quarter reflecting all transactions in any Covered Security in which an Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must confirm that there were no such transactions in the applicable calendar quarter. Access Persons must complete this requirement electronically through the EPSTP System via the NYLIM Intranet.

In the event that the EPSTP System is unavailable, Access Persons shall file with the CCO or LCO a report substantially the form of Exhibit E ("Quarterly Transactions Report").

Failure to complete the quarterly certification will be considered a violation of the Code.

4.4 ANNUAL REPORTING

At the end of each calendar year, but in no case later than January 30th of the following year, every Access Person shall submit to the CCO or LCO, a report disclosing every Covered Security in which that Access Person has a direct or indirect Beneficial Ownership interest as of year-end. Access Persons must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities ) as to which the Access Person has any Beneficial Ownership interest are held.

In addition, each Access Person shall file annually a certification indicating that the Access Person has received, read, understood and complied with the Code, the NYLIM Inside Information Policy, the

NYLIM Information Barrier Policy, the NYLIM Holdings LLC Gift & Entertainment Policy and the NYLIM LLC Selective Disclosure Policy for the calendar year. Access Persons must complete these requirements electronically through the EPSTP System via the NYLIM Intranet.

In the event that the EPSTP System is unavailable, Access Persons shall file with the CCO or LCO a report substantially the form of Exhibit D
("Initial/Annual Securities Holdings Report and Certification") and Exhibit B ("Annual Certification of Compliance").

4.5 DUPLICATE CONFIRMATIONS

Each Access Person shall provide the Compliance Department with sufficient information (as outlined in Exhibit D, ("Initial/Annual Securities Holdings Report and Certification") so that Compliance can arrange for prompt filing by the broker, dealer and bank (where the bank account is used as a brokerage account) with the CCO or LCO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to NYLIM at the applicable address listed in Exhibit F hereto.

4.6 NEW ACCOUNTS

Each Access Person shall promptly notify the CCO or LCO of any new account opened with a broker, dealer or bank (where the bank account is used as a brokerage account). Such notification shall be mailed to NYLIM at the applicable address listed in Exhibit F hereto.

4.7 REPORTING OF CODE VIOLATIONS

Each Access Person shall promptly notify the CCO or LCO of any violation of the Code.

4.8 NYLIM RECORD-KEEPING

NYLIM is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in which its Access Persons have direct or indirect Beneficial Ownership.

The CCO or the LCO must maintain all records relating to compliance with the Code, such as preclearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and preclearance records, records of violations and any actions taken as a result thereof, written acknowledgements, and the names of Access Persons for a minimum period of five years. Acknowledgements of the Code will be maintained for five years after the individual ceases to be an Access Person.

4.9 PERSONAL RECORD KEEPING

Each Access Person of NYLIM is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Code. Generally, such records would include copies of the Access Person's pre-clearance authorizations, brokerage confirms and brokerage statements, if any. If there is any question as to whether a proposed transaction might involve a possible violation of the Code, the transaction should be discussed in advance with the CCO or LCO.

4.10 APPLICATION TO INDEPENDENT DIRECTORS

An Independent Director/Trustee of the Company who would be required to make a report solely by reason of being a Fund director/trustee, need not make:

      - an initial holdings report under Section 4.2 and an annual holdings report under Section 4.4; and

      - A quarterly transaction report under Section 4.3, unless the director/trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

SECTION 5. ADMINISTRATION

5.1 GENERAL

Subject to Rule 204A-1 under the Investment Advisers Act, each adviser and subadviser to the Funds administers its own Code of Ethics. These codes have been determined to (i) be consistent with Rule 17j-1 of the Investment Company Act; (ii) have been designed to prevent Access Persons from engaging in fraud; and (iii) require each organization to institute procedures reasonably necessary to prevent violations of its own Code of Ethics. It has been determined that each Access Person's compliance with these codes will also satisfy the requirements of the Fund's Code.

5.2 SANCTIONS AND REVIEW

Upon discovering a violation of the Code, the Company, or as applicable, the Adviser shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal etc.). Following those corrective efforts, the CCO may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. These sanctions may include, among others, the reversal of trades, disgorgement of profits, payment of fines, suspension of trading privileges or, in more serious cases, suspension or termination of employment. It is important to note that violations of the Code may occur without employee fault (e.g., despite preclearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary.

5.3 REVIEW BY CCO

The CCO will provide to the Board of each Company, on a quarterly basis, a written report describing issues arising under the Code since its last report, including but not limited to information about material violations of the Code by Access Persons and sanctions imposed in response to such violations.

5.4 MONITORING

The Company has delegated administration and enforcement of this Code to NYLIM Compliance. NYLIM Compliance, utilizing the EPSTP System and other methods, conducts reviews of all personal securities transactions and holdings reports with a view towards determining whether Employees have complied with all provisions of the Code. NYLIM Compliance is responsible for developing and maintaining more detailed standard operating procedures around daily monitoring to detect and prevent violations of this Code.

5.5 EXCEPTIONS

The CCO may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1 or Rule 204A-1. Each exception shall be reported to the Board of the Company at the next regularly scheduled meeting of the mutual fund's Board.

                                                                       EXHIBIT A

      ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS AND RELATED POLICIES

                         NYLIM FUNDS LLC CODE OF ETHICS

               NYLIM LLC INSIDE INFORMATION POLICY AND PROCEDURES

               NYLIM LLC INFORMATION BARRIER POLICY AND PROCEDURES

                 NYLIM HOLDINGS LLC GIFT & ENTERTAINMENT POLICY

I hereby certify that I have received a copy of the NYLIM Funds Code of Ethics and other policies listed above, have read and am subject to the Code and these other policies, and understand the relevant requirements.

                                 ----------------------------------------
                                                              (Signature)

                                 Name and Title

                                                -------------------------
                                 Department
                                                -------------------------
                                 Date
                                                -------------------------
                                 Received By:
                                 Name and Title
                                                -------------------------
                                 Department
                                                -------------------------
                                 Date
                                                -------------------------

                                                                       EXHIBIT B

                   ANNUAL CERTIFICATION OF COMPLIANCE WITH THE

                           NYLIM FUNDS CODE OF ETHICS

               NYLIM LLC INSIDE INFORMATION POLICY AND PROCEDURES

               NYLIM LLC INFORMATION BARRIER POLICY AND PROCEDURES

I hereby certify that I have received read and understood the Code and policies listed above. I further certify that I have complied with and will continue to comply with each of the provisions of the Code and policies to which I am subject.

                                 ----------------------------------------
                                                              (Signature)

                                 Name and Title

                                                -------------------------
                                 Department
                                                -------------------------
                                 Date
                                                -------------------------
                                 Received By:
                                 Name and Title
                                                -------------------------
                                 Department
                                                -------------------------
                                 Date
                                                -------------------------

                                                                       EXHIBIT C

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
              PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM

EMPLOYEE NAME: _______________________________________________________

Broker

Brokerage Account Number            _______________________________________

Received By (name/title)            _______________________________________

Date Received                       _______________________________________

         TRADES MUST BE MADE ON THE SAME DAY THAT APPROVAL IS RECEIVED.

                                                                                                            DIRECT
                                                                                                          OWNERSHIP
                                   # OF SHRS,                                  SEC.                           (D)        APPROVED/
                               PRINCIPAL AMOUNT,                 SYMBOL OR     MKT.                       FAMILY (F)      DENIED
DATE         NAME OF SECURITY         ETC.         APPROX PRICE   CUSIP #      CAP.    PURCHASE/SALE      CONTROL (C)


THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

(a) he/she has no inside information (including information relating to planned securities transactions by NYLIM) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to Company portfolios (IF A CONFLICT OF INTEREST EXISTS, PLEASE CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY); and

(c)   these securities are not initial public offerings or private placements.

                                                                       EXHIBIT D

    ACCESS PERSON INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to New York Life Investment Management LLC by (Please print your full name)*

Date of Becoming an Access Person:**                           (Initial Report)
                                     -------------------------
December 31, 200___ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE NYLIM HOLDINGS LLC CODE OF ETHICS

This report need not disclose Covered Securities held in any account over which the Access Person has no direct or indirect influence or control.

                                                                                                        NATURE OF INTEREST
                    EXCHANGE TICKER SYMBOL    BROKER, DEALER OR BANK         NO. OF SHARES              (DIRECT OWNERSHIP,
NAME OF SECURITY           OR CUSIP            WHERE SECURITY HELD        AND PRINCIPAL AMOUNT    FAMILY MEMBER, CONTROL, ETC.)
----------------           --------            -------------------        --------------------    -----------------------------


NOTE: IN LIEU OF AN ACCESS PERSON LISTING ON THIS FORM EACH SECURITY HELD AS OF
      YEAR-END, HE/SHE MAY ATTACH AS AN EXHIBIT TO THIS DOCUMENT, AN ANNUAL STATEMENT(S) FOR EVERY BANK OR BROKERAGE ACCOUNT AS TO WHICH THE ACCESS PERSON HAS A BENEFICIAL OWNERSHIP INTEREST IN SECURITIES. NOTWITHSTANDING THIS ACCOMMODATION, IT IS THE ACCESS PERSON'S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THAT STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES HOLDINGS.

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**    Please see the definition of Access Person in the NYLIM Holdings LLC Code.

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above:

 NAME OF BROKER, DEALER OR BANK WITH WHICH
             ACCOUNT IS HELD                   DATE ACCOUNT ESTABLISHED      ACCOUNT NUMBER
             ---------------                   ------------------------      --------------


I CERTIFY THAT THE SECURITIES LISTED ABOVE ARE THE ONLY COVERED SECURITIES IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I FURTHER CERTIFY THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I ALSO CONSENT TO THE RELEASE OF CERTAIN PERSONAL INFORMATION (NAME, HOME ADDRESS, SOCIAL SECURITY NUMBER AND SPOUSE'S FIRST INITIAL) BY NEW YORK LIFE INVESTMENT MANAGEMENT LLC TO A BROKERAGE SERVICES COMPANY TO BE NAMED BY THE COMPLIANCE OFFICER (THE "COMPANY"), WHO WILL PROVIDE THE NYLIM COMPLIANCE DEPARTMENT WITH A REPORT OF ALL KNOWN BROKERAGE ACCOUNTS HELD BY ME OR MY SPOUSE, IF APPLICABLE. DURING THIS TIME, THE COMPANY WILL AGREE THAT ALL PERSONAL INFORMATION SHALL BE HELD IN STRICT CONFIDENCE AND SHALL NOT BE REVEALED TO ANY PERSON, CORPORATION OR ENTITY (THIRD PARTIES) WITHOUT PRIOR WRITTEN CONSENT OF NYLIM AND THE EMPLOYEE. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND HOWEVER THAT THE COMPANY IS AUTHORIZED TO DISCLOSE TO ITS OTHER CUSTOMERS, SHOULD THEY INQUIRE, THAT I AM CURRENTLY (OR HAVE BEEN) EMPLOYED IN SOME CAPACITY IN THE SECURITIES RELATED/FINANCIAL SERVICES INDUSTRY WITHOUT IDENTIFYING NYLIM (OR ITS AFFILIATES) AS THE EMPLOYER. SUCH DISCLOSURE WOULD GENERALLY TAKE PLACE IF I OPENED A SECURITIES ACCOUNT WITH A CLIENT OF THE COMPANY. THESE STEPS ARE BEING TAKEN BY NYLIM IN ITS COMMITMENT TO ENSURE COMPLIANCE WITH FEDERAL SECURITIES LAWS.

Access Person Signature:______________
Date of Submission:___________________

Received By (Name/Title):_____________ Reviewed By (Name/Title):______________ Signature:____________________________ Signature:_____________________________
Date Received:________________________   Date Reviewed:_________________________

                                                                       EXHIBIT E

                          QUARTERLY TRANSACTIONS REPORT

Statement to New York Life Investment Management Holdings LLC by
____________________(Please print your full name)*

For the Calendar quarter ended  _________________________

As of the date appearing above, the following are each and every transaction in a Covered Security in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same house-hold, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE NYLIM LLC CODE OF ETHICS.

This report need not disclose transactions in Covered Securities in any account over which the Access Person** has no direct influence or control.

                                                    Interest                                        Nature of
                   Amount (No.       Exchange         Rate/                Nature of                 Interest       Firm Through
                   of Shares or       Ticker        Maturity              Transaction           (Direct Ownership,       Which
                    Principal        Symbol or      Date (if     Trade     (Purchase,            Spouse, Control,    Transaction
Name of Security     Amount)          CUSIP        applicable)    Date    Sale, Etc.)    Price         Etc.)         Was Effected
----------------     -------         ---------     -----------    ----    -----------    -----         -----         ------------


If no transactions in Covered Securities occurred, please insert "NONE" here:

In connection with any purchases or sales of securities for Clients during the quarter, I disclosed to New York Life Investment Management LLC any material interests in my Covered Securities which might reasonably have been expected to involve a conflict with the interests of the Company. Also, I have disclosed all my Covered Securities to the Company. The names and affiliations of family members (see above) who are

-------------------

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**    Please see the definition of Access Person in the NYLIM Code.

employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties are as follows:

                Names                         Affiliations

Date of Submission:_____________________________

Access Person Signature: _______________________

                                                                       EXHIBIT F

 ADDRESS(ES) TO WHICH ACCESS PERSON'S DUPLICATE BROKER CONFIRMATIONS/STATEMENTS
                  SHOULD BE SENT BASED ON GEOGRAPHIC LOCATION.

NYLIM - PARSIPPANY, RETIREMENT PLAN SERVICES (WESTWOOD) AND NYLIM FIELD OFFICES:

New York Life Investment Management LLC
169 Lackawanna Avenue
PO Box 424
Parsippany, New Jersey, 07054-0424
Attn: NYLIM Compliance Department

NYLIM - NEW YORK HOME OFFICE, 51 MADISON AVE., EQUITY INVESTORS GROUP AND REAL ESTATE FIELD OFFICES

NYLIM Compliance Department
Madison Square Station
P.O. Box 729
New York, New York 10010
Attn: Scott Russell